Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	--or--	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com

AKAMAI REPORTS RECORD REVENUE AND PROFITS

•	Revenue of $50.8 million, up 5 percent over previous quarter and up 35 percent year-over-year

•	GAAP net income more than doubles over previous quarter to $6.8 million, or $0.06 per share

•	Normalized net income* of $10.4 million, or $0.08 per share, an increase of 89 percent over previous quarter

CAMBRIDGE, Mass. – July 27, 2004 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader of distributed computing solutions and services, today reported financial results for the second quarter ended June 30, 2004. Revenue for the second quarter 2004 was $50.8 million, a 5 percent increase over first quarter 2004 revenue of $48.4 million, and a 35 percent increase over second quarter 2003 revenue of $37.8 million.

“We have benefited from the increased adoption of our platform by leading enterprises and government agencies to make mission-critical applications predictable, scalable and secure,” said George Conrades, chairman and CEO of Akamai. “We saw continued growth in such markets as online commerce, electronic software and music downloads, streaming for media and entertainment, news and information portals, and the public sector.”

Net income in accordance with GAAP for the second quarter of 2004 was $6.8 million, or $0.06 per share, a 133 percent increase over first quarter of 2004 net income of $2.9 million, or $0.02 per share, and a $21.4 million improvement over second quarter 2003 net loss in accordance with GAAP of $14.6 million, or a loss of $0.13 per share. The Company generated normalized net income* of $10.4 million, or $0.08 per share* in the second quarter 2004, exceeding First Call consensus estimate of $0.07 per share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the second quarter of 2004 was $17.7 million, up from $14.9 million, a 19 percent increase over the prior quarter, and an increase of 133 percent over the Adjusted EBITDA of $7.6 million in the second quarter of 2003. Adjusted EBITDA as a percent of revenue was 35 percent. (*See Use of Non-GAAP Financial Measures below for definitions.)

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Cash from operations increased 44 percent quarter-over-quarter to $12.5 million in the second quarter. Also during the quarter, the Company further reduced long-term debt by retiring an aggregate $68.5 million in principal amount of its 5 1/2 percent convertible subordinated notes due in 2007 and recently signed a definitive agreement to repurchase another $13.1 million of its 5 1/2% notes. The Company’s diligent efforts to reduce long-term debt have resulted in a decrease of annual interest payments of nearly $10 million since 2003.

At June 30, 2004, the Company had 125.5 million shares of common stock outstanding.

Customers
 The number of total customers under long-term services contracts increased by 4 percent from first quarter 2004 to 1,214, the highest level in three years.

New customers in the second quarter included ArcSoft, Inc., Business Week, Inc., Canadian Tourism Commission, Carlsberg, Carlson Companies, Inc., Christopher Little Literary Agency, Emory University, Expedia, Inc., Finish Line Inc., Frictionless Commerce, Gallup Organization, OneTravel, RONA Inc., State of Arizona, Under Armour, United States Department of Labor, USDA Forest Service, and Verity, among others.

Resellers and international accounted for 26 percent and 17 percent of 2004 second quarter revenue, respectively.

Network
 Akamai’s global network at the end of the second quarter of 2004 consisted of 14,916 servers in 1,016 networks, in 69 countries. The geographic reach and capacity of Akamai’s network is unprecedented in its ability to serve the needs of enterprise customers, government agencies and major Web-centric businesses.

Financial Statements

Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	June 30,	December 31,
	2004	2003
Assets
Cash and cash equivalents	$44,082	$160,074
Restricted cash	—	5,000
Marketable securities	22,545	4,184
Restricted marketable securities	826	726
Accounts receivable, net	26,151	20,727
Prepaid expenses and other current assets	9,383	11,705

Current assets	102,987	202,416
Marketable securities	50,751	34,449
Restricted marketable securities	3,922	3,922
Property and equipment, net	20,596	23,878
Goodwill and other intangible assets, net	5,152	5,176
Other assets	7,014	9,100

Total assets	$190,422	$278,941

Liabilities and stockholders’ deficit
Accounts payable and accrued expenses	$41,715	$42,231
Other current liabilities	5,805	20,429

Current liabilities	47,520	62,660
Other liabilities	5,000	5,635
Convertible notes	294,604	386,000

Total liabilities	347,124	454,295
Stockholders’ deficit	(156,702)	(175,354)

Total liabilities and stockholders’ deficit	$190,422	$278,941

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2004	2004	2003	2003	2004	2003
Revenues	$50,786	$48,367	$37,759	$36,564	$99,153	$74,323
Costs and operating expenses:
Cost of revenue (before depreciation)	7,357	7,693	6,551	6,866	15,050	13,417
Research and development	2,832	2,656	2,227	2,445	5,488	4,672
Sales and marketing	13,548	13,681	11,382	10,109	27,229	21,491
General and administrative	9,305	9,440	9,982	10,583	18,745	20,565
Amortization of other intangible assets	12	12	12	2,198	24	2,210
Depreciation	4,831	6,044	13,385	15,248	10,875	28,633
Equity-related compensation	274	533	3,268	2,971	807	6,239
Restructuring charges (benefit)	—	—	1,299	(9,820)	—	(8,521)

Total costs and operating expenses	38,159	40,059	48,106	40,600	78,218	88,706

Operating income (loss)	12,627	8,308	(10,347)	(4,036)	20,935	(14,383)
Interest expense, net	2,045	3,158	4,268	4,228	5,203	8,496
Loss on early extinguishment of debt	3,264	2,018	—	—	5,282	—
(Gain) loss on investments, net	—	(11)	—	15	(11)	15
Other expense (income), net	85	138	(92)	295	223	203

Income (loss) before provision for income taxes	7,233	3,005	(14,523)	(8,574)	10,238	(23,097)
Provision for income taxes	430	84	123	73	514	196

Net income (loss )	$6,803	$2,921	$(14,646)	$(8,647)	$9,724	$(23,293)

Net income (loss) per share:
Basic	$0.06	$0.02	$(0.13)	$(0.07)	$0.08	$(0.20)
Diluted	$0.05	$0.02	$(0.13)	$(0.07)	$0.07	$(0.20)
Shares used in per share calculations:
Basic	123,645	122,104	117,109	116,398	122,875	116,754
Diluted	146,408	133,825	117,109	116,398	146,058	116,754

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June30,	June 30,
	2004	2004	2004	2003
Cash flows from operating activities:
Net income (loss)	$6,803	$2,921	$9,724	$(23,293)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of deferred financing costs	5,189	6,497	11,686	31,536
Equity-related compensation	274	533	807	6,239
Interest income on notes receivable for stock	—	—	—	(66)
Non-cash portion of loss on early extinguishment of debt	1,006	977	1,983	—
Non-cash portion of restructuring charges		—	—	144
Loss on investments, property and equipment and foreign currency, net	34	156	190	(150)
Provision for doubtful accounts	(30)	(206)	(236)	(156)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,696)	(3,333)	(5,029)	(3,890)
Prepaid expenses and other current assets	(37)	2,474	2,437	1,936
Accounts payable, accrued expenses and other current liabilities	1,755	(2,204)	(449)	(10,200)
Accrued restructuring	(474)	(450)	(924)	(28,559)
Deferred revenue	(393)	1,173	780	(37)
Other noncurrent assets and liabilities	47	98	145	(336)

Net cash provided by (used in) operating activities:	12,478	8,636	21,114	(26,832)

Cash flows from investing activities:
Purchases of property and equipment and capitalization of internal-use software	(4,575)	(3,042)	(7,617)	(4,059)
Purchase of investments	(37,867)	(12,468)	(50,335)	—
Proceeds from sale of property and equipment	—	9	9	86
Proceeds from sales and maturities of investments	3,400	11,725	15,125	8,757
Decrease in restricted cash held for note repurchases	—	5,000	5,000	—

Net cash (used in) provided by investing activities	(39,042)	1,224	(37,818)	4,784

Cash flows from financing activities:
Payments on capital leases	(134)	(131)	(265)	(1,159)
Proceeds from the issuance of 1% convertible senior notes, net of financing costs	—	24,313	24,313	—
Repurchase and retirement of 5 1/2% covertible subordinated notes	(68,523)	(62,873)	(131,396)	—
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	6,617	2,178	8,795	1,735

Net cash (used in) provided by financing activities	(62,040)	(36,513)	(98,553)	576

Effects of exchange rate translation on cash and cash equivalents	(167)	(568)	(735)	929

Net decrease in cash and cash equivalents	(88,771)	(27,221)	(115,992)	(20,543)
Cash and cash equivalents, beginning of period	132,853	160,074	160,074	111,262

Cash and cash equivalents, end of period	$44,082	$132,853	$44,082	$90,719

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,
	2004	2004	2003	2003	2004	2003
Supplemental financial data (in thousands):
Network-related depreciation	$3,793	$4,519	$9,146	$10,620	$8,312	$19,766
Other depreciation	$1,038	$1,525	$4,239	$4,628	$2,563	$8,867
Capital expenditures	$4,575	$3,042	$1,857	$2,202	$7,617	$4,059
Net decrease in cash, cash equivalents, restricted cash and marketable securities	$(54,922)	$(31,307)	$(13,597)	$(15,228)
End of period statistics:
Number of customers under recurring contract	1,214	1,172	1,001	994
Number of employees	589	565	519	532
Number of deployed servers	14,916	14,434	14,372	15,307

*Use of Non-GAAP Financial Measures In addition to providing GAAP-based financial measurements, Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.

Akamai defines “Adjusted EBITDA” as net income (loss), before interest, taxes, depreciation, amortization, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, foreign exchange gains and losses, and loss on early extinguishment of debt. Akamai considers Adjusted EBITDA to be an important indicator of the company’s operational strength and performance of its business and a good measure of the company’s historical operating trend.

Adjusted EBITDA eliminates items which are either not part of the company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment, net interest expense and restructuring activities, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and the capitalization of internal- use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statements of cash flows in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income (loss)” as net income (loss) before amortization of intangible assets, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, and loss on early extinguishment of debt. Akamai considers normalized net income (loss) to be another important indicator of the overall performance of the company because it eliminates the effects of events that are either not part of the company’s core operations or are non-cash.

Adjusted EBITDA and normalized net income (loss) should be considered in addition to, not as a substitute for, the company’s operating income (loss) and net income (loss), as well as other measures of financial performance reported in accordance with generally accepted accounting principles.

Reconciliation of Non-GAAP Financial Measures
 In accordance with the requirements of Regulation G, the company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income (loss) to normalized net income (loss)
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June30,	March 31,	June 30,	June 30,
	2004	2004	2003	2003	2004	2003
Net income (loss)	$6,803	$2,921	$(14,646)	$(8,647)	$9,724	$(23,293)
Amortization of intangible assets	12	12	12	2,198	24	2,210
Equity-related compensation	274	533	3,268	2,971	807	6,239
Restructuring charges (benefit)	—	—	1,299	(9,820)	—	(8,521)
(Gain) loss on investments, net	—	(11)	—	15	(11)	15
Loss on early extinguishment of debt	3,264	2,018	—	—	5,282	—

Total normalized net income (loss):	10,353	5,473	(10,067)	(13,283)	15,826	(23,350)
Interest expense, net	2,045	3,158	4,268	4,228	5,203	8,496
Provision for income taxes	430	84	123	73	514	196
Depreciation and amortization	4,831	6,044	13,385	15,248	10,875	28,633
Other expense (income)	85	138	(92)	295	223	203

Total Adjusted EBITDA:	$17,744	$14,897	$7,617	$6,561	$32,641	$14,178

Normalized net income (loss) per share:
Basic	$0.08	$0.04	$(0.09)	$(0.11)	$0.13	$(0.20)
Diluted	$0.07	$0.04	$(0.09)	$(0.11)	$0.11	$(0.20)
Shares used in per share calculations:
Basic	123,645	122,104	117,109	116,398	122,875	116,754
Diluted	146,408	133,825	117,109	116,398	146,058	116,754

Quarterly Conference Call
 Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 8279556.

About Akamai
 Akamai® is the global leader in distributed computing solutions and services, making the Internet predictable, scalable, and secure for conducting profitable e-business. The Akamai on demand platform enables customers to easily extend their Web operations – with full control – anywhere, anytime, without the cost of building out infrastructure. Headquartered in Cambridge, Massachusetts, Akamai serves hundreds of today’s most successful enterprises and government agencies around the globe. Akamai is The Business Internet. For more information, visit www.akamai.com.

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Akamai Statement Under the Private Securities Litigation Reform Act
 The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues , the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services, inability to service and repay our outstanding debt and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.